NEW JERSEY RESOURCES CORPORATION

EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                STATE OF INCORPORATION

New Jersey Natural Gas Company        New Jersey

NJR Service Corporation            New Jersey

NJR Energy Services Company            New Jersey

NJR Clean Energy Ventures Corporation        New Jersey
Subsidiary:
NJR Clean Energy Ventures II Corporation        New Jersey
Subsidiaries:
Two Dot Wind Farm, LLC (Limited Liability Company)        Delaware
Carroll Area Wind Farm, LLC (Limited Liability Company)        Iowa
Alexander Wind Farm, LLC (Limited Liability Company)        Delaware
Ringer Hill Wind, LLC (Limited Liability Company)        Delaware

NJR Energy Investments Corporation        New Jersey
Subsidiaries:
NJR Energy Corporation            New Jersey
NJR Midstream Holdings Corporation        New Jersey
        Subsidiaries:
    NJNR Pipeline Company        New Jersey
        NJR Pipeline Company        New Jersey
NJR Storage Holdings Company        Delaware
Subsidiary:
NJR Steckman Ridge Storage Company        Delaware
Subsidiaries:
Steckman Ridge GP, LLC (Limited Liability Company)        Delaware
Steckman Ridge, LP (Limited Partnership)        Delaware
NJR Investment Company            New Jersey

NJR Retail Holdings Corporation        New Jersey
Subsidiaries:
Commercial Realty & Resources Corp.        New Jersey
NJR Home Services Company        New Jersey
Subsidiary:
NJR Plumbing Services, Inc.        New Jersey